Exhibit 99.1

APOLLO INVESTMENT CORPORATION

SCHEDULES QUARTERLY EARNINGS RELEASE

FOR THE PERIOD ENDED SEPTEMBER 30, 2007

New York, NY – October 17, 2007 – Apollo Investment Corporation (NASDAQ: AINV) announced today that it will report its second fiscal quarter 2008 earnings results for the period ended September 30, 2007 on Tuesday, November 6, 2007 after the close of the financial markets.

The Company will also host a conference call at 10:00 a.m. (Eastern Time) on Wednesday, November 7, 2007 to discuss its quarterly results.  All interested parties are welcome to participate. You can access the conference call by dialing (888) 802-8579 approximately 5-10 minutes prior to the call.  International callers should dial (973) 633-6740.  All callers should reference Apollo Investment Corporation or “conference ID #9368604”.  An archived replay of the call will be available through November 21, 2007 by calling (877) 519-4471.  International callers please dial (973) 341-3080. For all replays, please reference pin # 9368604.

About Apollo Investment Corporation

Apollo Investment Corporation, or the Company, is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940.  The Company’s portfolio is principally invested in middle-market private companies.  The Company invests primarily in mezzanine and senior secured loans and equity of portfolio companies in furtherance of its business plan.  From time to time, the Company invests in public companies. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

Forward-Looking Statements

Statements included herein may constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are not guarantees of future performance or results and involve a number of risks and uncertainties.  Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  The Company undertakes no duty to update any forward-looking statements made herein.

CONTACT: Richard L. Peteka of Apollo Investment Corporation, (212) 515-3488